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                                  EXHIBIT 3(b)

                                     BY-LAWS
                                       OF
                   THE BANK OF KENTUCKY FINANCIAL CORPORATION


                                     PURPOSE

         These By-Laws are made for the purpose of, managing the business and regulating the affairs of The Bank of Kentucky Financial Corporation, a Kentucky corporation, hereafter referred to as "Corporation."

                                    ARTICLE I
                                     OFFICES

         SECTION 1.1 REGISTERED OFFICE. The registered office of the corporation in the Commonwealth of Kentucky shall be at the address stated in its Articles of Incorporation, but such address may be changed from time to time by the Board of Directors.

         SECTION 1.2 PRINCIPAL OFFICE. The corporation shall have a principal office, and such other offices, within the Commonwealth of Kentucky, as the Board of Directors may designate or the business of the corporation may require from time to time. The principal office of the corporation may be, but need not be, the same as its registered office and, until otherwise determined, shall be located at 1065 Burlington Pike, Florence, Kentucky 41042.

                                   ARTICLE II
                                  SHAREHOLDERS

         SECTION 2.1 ANNUAL MEETING. The annual meeting of shareholders for the election of directors and such other business as may properly come before the meeting shall be held on the third Tuesday in the month of January of each year. Beginning with the year 1996 and thereafter, the annual meeting of shareholders shall be held on the third Tuesday in the month of April. Annual meetings shall be held at an hour to be set by the Board of Directors. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of director shall not be held on the day designated for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be practicable.

         SECTION 2.2 SPECIAL MEETINGS. Special meetings of the shareholders may be called by the Board of Directors, by the president or by the holders of not less than one-fifth of the outstanding shares entitled to vote at such meeting.


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         SECTION 2.3 PLACE OF MEETING. The Board of Directors may designate any place within the Commonwealth of Kentucky as the place of meeting for any annual meeting. The Board of Directors, the president, or the holders of outstanding shares calling a special meeting may designate any place within the Commonwealth of Kentucky as the place of meeting for the special meeting. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place as the place for the holding of such meeting. If no designation is made in the notice of any annual or special meeting, the place of meetings shall be the principal office of the corporation, except as otherwise provided in Section 2.5 of this Article.

         SECTION 2.4 NOTICE OF MEETING. Unless waived, written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, Secretary, or the persons calling the meeting. If mailed, such notices shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

         SECTION 2.5 MEETING OF ALL SHAREHOLDERS. If all of the shareholders shall meet at any time and place, either within or without the Commonwealth of Kentucky, and consent to the holding of a meeting, such meeting shall be valid without call or notice and at such meeting any corporate action may be taken.

         SECTION 2.6 CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purposed, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the first date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

         SECTION 2.7 VOTING RECORD. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete record of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the


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address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or stock transfer books, or to vote at any meeting of shareholders.

         SECTION 2.8 QUORUM. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noted. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         SECTION 2.9 PROXIES. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. The revocation of a proxy shall not be effective until the Secretary of the corporation has received written notice of the revocation.

         SECTION 2.10 VOTING OF SHARES. Subject to the provisions Section 2.12, each outstanding share entitled to or vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

         SECTION 2.11 VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by either the President of such corporation or by proxy appointed by him unless the Board of Directors of such corporation should determine otherwise, in which event any other person authorized to vote such shares shall produce a certified copy of a resolution of the Board of Directors of such corporation so indicating.

         Subject to the provisions in any Shareholder Agreement to which the Corporation may be a party, shares held by an administrator, executor, guardian, conservator, or committee may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

         Shares standing in the joint names of three or more fiduciaries shall be voted in the manner determined by the majority of such fiduciaries, unless the instrument or order appointing such fiduciaries otherwise directs.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver w i tho u t the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.


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         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         SECTION 2.12 CUMULATIVE VOTING. At each election for directors, each shareholder entitled to vote at such election shall, in person or by proxy, have as many votes in the aggregate as he shall be entitled to vote under the corporation's Articles of Incorporation, multiplied by the number of directors to be elected at such election; and each shareholder may cast the whole number of votes for one candidate, or distribute such votes among two or more candidates.

         SECTION 2.13 ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, except as otherwise limited by law, if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

         SECTION 2.14 ORDER OF BUSINESS. At all meetings of the shareholders, unless otherwise approved by vote of a majority of the outstanding shares represented at a meeting, the following order of business shall be observed so far as the same shall be consistent with the purpose of the meeting, viz.:

                        Calling of the roll;
                        Reading notice and proof;
                        Reading of minutes of preceding minutes,
                                and action thereon;
                        Report of the Chairman of the Board; Report of President; Report of Secretary; Report of Treasurer; Report of Committees; Election of Directors; Unfinished business; New business.

                                   ARTICLE III
                                    DIRECTORS

         SECTION 3.1 GENERAL POWERS. The business and affairs of the corporation shall be managed by its Board of Directors.


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         SECTION 3.2 NUMBER, TENURE AND QUALIFICATIONS. The number of initial directors of the corporation shall be not less than one nor more than 15. Commencing at the first shareholders meeting at which directors are elected, and thereafter, the number of directors of the corporation shall be not less than nine or more than fifteen. The number of directors to be elected at any annual meeting shall be set by Resolution adopted by the Board of Directors within the range as set forth herein. The terms of the initial directors shall expire at the first shareholders meeting at which directors are elected. The terms of the directors other than the initial directors shall be staggered as provided in the Articles of Incorporation of the corporation. Directors need not be residents of Kentucky.

         SECTION 3.3  NOMINATION AND ELECTION OF DIRECTORS.

         A. Any nominee for election as a director of the corporation may be proposed only by the directors or by any shareholder entitled to vote for the election of directors. No person, other than a nominee proposed by the directors, may be nominated for election as a director of the corporation unless such person shall have been proposed in a written notice, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the corporation at the principal offices of the corporation. In the case of a nominee proposed for election as a director at an annual meeting of shareholders, such written notice of a proposed nominee shall be received by the Secretary of the corporation on or before the later of (i) the November 30th immediately preceding such annual meeting, or (ii) the sixtieth (60th) day before the first anniversary of the most recent annual meeting of shareholders of the corporation held for the election of directors; provided, however, that if the annual meeting for the election of directors in any year is not held on or before the thirty-first (31st) day next following such anniversary, then the written notice required by this subparagraph A shall be received by the Secretary no later than the close of business on the seventh (7th) following the day on which notice of the annual meeting was mailed to shareholders. In the case of a nominee proposed for election as a director at a special meeting of shareholders at which directors are to be elected, such written notice of a proposed nominee shall be received by the Secretary of the corporation no later than the close of business on the seventh day following the day on which notice of the special meeting was mailed to shareholders. Each such written notice of a proposed nominee shall set forth (1) the name, age, business or residence address of each nominee proposed in such notice, (2) the principal occupation or employment of each such nominee, and (3) the number of common shares of the corporation owned beneficially and/or of record by each such nominee and the length of time any such shares have been so owned.

                  B. If a shareholder shall attempt to nominate one or more persons for election as a director at any meeting at which directors are to be elected without having identified each such person in a written notice given as contemplated by, and/or without having provided therein the information specified in, subparagraph A of this Section, each such attempted nomination shall be invalid and shall be disregarded unless the person acting as Chairman of the meeting determines that the facts warrant the acceptance of such nomination.


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                  C. The election of directors shall be by ballot whenever
requested by the person acting as Chairman of the meeting or by the holders of a majority of the voting shares outstanding, entitled to vote at such meeting and present in person or by proxy, but unless such request is made, the election shall be by voice vote.

         SECTION 3.4 MEETINGS. The Board of Directors may permit any or all Directors to participate in a Regular or Special meeting by, or conduct the meeting through the use of, any means of communication by which all Directors participating may simultaneously hear each other during this meeting. A Director participating in a meeting by this means shall be deemed to be present in person at the meeting.

         SECTION 3.5 REGULAR MEETINGS. The Board of Directors may provide, by resolution, the time and place either within or without the Commonwealth of Kentucky, for the holding of regular meetings of the Board of Directors. Regular meetings of the Board of Directors may be held without other notice of the date, time, place or purpose of the meeting than such resolution.

         SECTION 3.6 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the Commonwealth of Kentucky, as the place for holding any special meeting of the Board of Directors called by them.

         SECTION 3.7 NOTICE. Unless waived, notice of any special meeting shall be given at least two days previously thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered one day after being deposited in the United States mail in a sealed envelope, so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered one day after the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 3.8 QUORUM. A majority of the Board of Directors fixed in accordance with the provisions of Section 3.2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.


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         SECTION 3.9 MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         SECTION 3.10 ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors, or by a committee thereof, at a meeting may be taken without a meeting if a consent in writing, setting forth the action taken, shall be signed by all of the directors, or by all of the members of the committee, as the case may be. Such consent shall have the same effect as a unanimous vote.

         SECTION 3.11 VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of the directors by the shareholders.

         SECTION 3.12 COMPENSATION. Directors, as such, shall not receive a stated salary for their services but, by resolution of the Board of Directors, each director may be reimbursed his reasonable expenses incurred in attending meetings or otherwise in connection with his attention to the business affairs of the corporation, and may be paid a fixed sum for attendance at each such meeting or at the rate of a fixed sum per month, or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

         SECTION 3.13 EXECUTIVE AND OTHER COMMITTEES. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, but no such committee shall have the authority of the Board of Directors in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease, exchange or other disposition of all or substantially all the property and assets of the corporation otherwise than in the usual and regular course of business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, or amending the By-Laws.

                                   ARTICLE IV
                                    OFFICERS

         SECTION 4.1 DESIGNATION. The officers of the corporation shall be a Chairman of the Board, a President, one or more Vice-presidents, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of Chairman of the Board or president and Secretary.


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         SECTION 4.2 ELECTION AND TERM OF OFFICE. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as practicable. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall resign, or shall have been removed in the manner hereinafter provided.

         SECTION 4.3 REMOVAL. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         SECTION 4.4 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

         SECTION 4.5 CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of shareholders and Directors, sign all records thereof, and together with the Secretary, may sign all share certificates.

         SECTION 4.6 THE PRESIDENT. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation. He may sign deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution there of shall be expressly and specifically delegated by the Board of Directors to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time. In the absence of a Chairman of the Board, the President shall have and perform all of the rights and duties of the Chairman of the Board.

         SECTION 4.7 VICE-PRESIDENTS. In the absence of the President or in the event of his death, inability or refusal to act, the Vice-President (or in the event there be more than one Vice- President, the vice-presidents in the order designated at the time of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to the restrictions upon the President. Any Vice-President shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         SECTION 4.8 SECRETARY. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose;


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(b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records;
(d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder ; (e) sign with the Chairman of the Board, or the President, certificates for shares of the corporation; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         SECTION 4.9 TREASURER. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these By-Laws; (c) in general perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

         SECTION 4.10 ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the Chairman of the Board, the President or other authorized officer, certificates for shares of the corporation. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the President or by the Board of Directors.

         SECTION 4.11 SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.


                                    ARTICLE V
                    CONTRACTS, LOANS, BORROWINGS AND DEPOSITS

         SECTION 5.1 CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         SECTION 5.2 BORROWINGS. No borrowings on behalf of the corporation shall be contracted and no evidences of indebtedness shall be issued in its name, as obligor, unless authorized by resolution of the Board of Directors.


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         SECTION 5.3 CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents, of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         SECTION 5.4 DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositaries as the Board of Directors may select.


                                   ARTICLE VI
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         SECTION 6.1 CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman of the Board or the President and by the Secretary or an assistant Secretary. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or one of its employees. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled; except that, if any share certificate in this corporation becomes worn, defaced or mutilated, the Secretary, upon presentation or surrender thereof, may order the same canceled, and may issue a new certificate in lieu of the same. If any share certificate be lost or destroyed, the Secretary, upon the giving of a proper bond of indemnity, with surety to his satisfaction, may issue a new certificate in lieu thereof to the person entitled to such lost or destroyed certificate.

         SECTION 6.2 TRANSFER OF SHARES. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.


                                   ARTICLE VII
                                   FISCAL YEAR

         The fiscal year of the corporation shall begin on the first (1st) day of January and end on the 31st day of December in each year.


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                                  ARTICLE VIII
                                    DIVIDENDS

         The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.


                                   ARTICLE IX
                                WAIVER OF NOTICE

         Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these By-Laws, or under the provisions of the Articles of Incorporation, or under the provisions of the Kentucky Business Corporation Act, a waiver thereof in writing signed by the persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


                                    ARTICLE X
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         To the extent permitted by the laws of the Commonwealth of Kentucky:

         A. The corporation shall indemnify each of its directors and officers who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative(other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                  Except as provided herein below, any such indemnification shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth above. Such determination shall be made: (a) by the Board of Directors by a majority vote of a quorum of directors who were or are not parties to such action, suit, or proceeding, or (b) by the shareholders.


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         B. Expenses (including attorneys ' fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, or proceeding if authorized by the Board of Directors and upon receipt of an undertaking by or on behalf of the director or officer to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation.

         C. To the extent that a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim issue or matter therein, he shall be indemnified against expenses(including attorneys ' fees) actually and reasonably incurred by him in connection therewith, without any further determination that he has met the applicable standard of conduct set forth above.

                                   ARTICLE XI
                                   AMENDMENTS

         The Board of Directors shall have the power and authority to adopt, alter, amend, or repeal By-Laws of the corporation at any regular or special meeting at which a quorum is present by the vote of a majority of the entire Board of Directors, subject always to the power of the shareholders under Kentucky law, to alter, amend, or repeal such By-Laws.

         Adopted the 23rd day of May, 1994.



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                              AMENDMENT TO BY-LAWS
                   THE BANK OF KENTUCKY FINANCIAL CORPORATION
                                FEBRUARY 16, 1996


         Section 2.1 of the By-Laws of The Bank of Kentucky Financial Corporation is amended to read in full as follows:



         SECTION 2.1 ANNUAL MEETING. The annual meeting of shareholders for the election of directors and such other business as may properly come before the meeting shall be held on the third Tuesday in the month of January of each year. However, beginning with the year 1996 and thereafter, the annual meeting of shareholders shall be held on the third Friday in the month of April. Annual meetings shall be held at an hour to be set by the Board of Directors. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of director shall not be held on the day designated for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be practicable.

         ADOPTED at a meeting of the Board of Directors February 16, 1996.



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



                              AMENDMENT TO BY-LAWS
                   THE BANK OF KENTUCKY FINANCIAL CORPORATION
                                JANUARY 21, 2000


         Section 2.1 of the By-Laws of The Bank of Kentucky Financial Corporation is amended to read in full as follows:


         SECTION 2.1 ANNUAL MEETING. The annual meeting of shareholders for the election of directors and such other business as may properly come before the meeting shall be held on the third Friday in the month of April of each year or at such other date as may be set by resolution of the Board of Directors. Annual meetings shall be held at an hour to be set by the Board of Directors. If the election of directors shall not be held on the day designated for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be practicable.

         ADOPTED at a meeting of the Board of Directors on January 21, 2000.



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